As filed with the Securities and Exchange Commission on July 2, 1999
                                                     Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                ----------------

                                Sequa Corporation
             (Exact name of registrant as specified in its charter)
             Delaware                                   13-1885030
  (State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                   Identification No.)
                                 200 Park Avenue
                            New York, New York 10166
              (Address of Principal Executive Offices and Zip Code)
                                ----------------

                      1998 Key Employees Stock Option Plan
                            (Full title of the plan)
                                ----------------
                               Norman E. Alexander
                Chairman of the Board and Chief Executive Officer
                                Sequa Corporation
                                 200 Park Avenue
                            New York, New York 10166
                     (Name and address of agent for service)
                                 (212) 986-5500
          (Telephone number, including area code, of agent for service)
                                ----------------

                                    Copy to:

                              W. Leslie Duffy, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                                ----------------

                                                    CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
 Title of Securities to    Amount to be        Proposed Maximum           Proposed Maximum              Amount of
     be Registered        Registered (1)   Offering Price Per Share      Aggregate Offering        Registration Fee (2)
                                                      (2)                    Price (2)
---------------------------------------------------------------------------------------------------------------------------
        Class A
       Common Stock,
       no par value       500,000 shares            $63.91                  $31,955,000                  $8883.49
---------------------------------------------------------------------------------------------------------------------------

(1) There are also registered hereunder such indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provision contained therein.

(2) Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low sale prices reported for the Class A Common Stock of Sequa Corporation on June 25, 1999, which was $63.91 per share, as reported on the New York Stock Exchange.


================================================================================

                                 EXPLANTORY NOTE

     This Registration Statement contains two parts. The first part contains a reoffer Prospectus prepared in accordance with the requirements of Part I of Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers reoffers and resales by certain shareholders of the Registrant of Class A Common Stock, no par value (the "Class A Common Stock") of Sequa Corporation (the "Company") issued to employees pursuant to the 1998 Key Employees Stock Option Plan (the "Plan").

     The second part contains "Information Required in the Registration Statement" pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the Plan information specified by Part I is not filed with the Securities and Exchange Commission (the "Commission"), but documents containing such information have been or will be sent or given to employees and directors as specified by Rule 428(b)(1). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"). The reoffer Prospectus may be utilized for reofferings of the Company's Class A Common Stock acquired by certain Selling Stockholders through participation in the Plan.

PROSPECTUS

                                Sequa Corporation

                                 500,000 Shares

                              Class A Common Stock
                                 (no par value)

                             ----------------------

     Certain of our stockholders are using this Prospectus to offer shares of our Class A Common Stock that they received from us upon the exercise of options granted to them by us. Some of these stockholders may be considered to be our "affiliates", as defined in Rule 405 under the Securities Act of 1933.

     We expect that sales made pursuant to this Prospectus will be made:

     --   in broker's transactions;

     --   in transactions directly with market makers; or

     --   in negotiated sales or otherwise.

     The selling stockholders will determine when they will sell their shares, and in all cases they will sell their shares at the current market price or at negotiated prices at the time of the sale. We will not receive any of the proceeds from these sales.

     The brokers and dealers that the selling stockholders utilize in selling these shares may receive compensation in the form of underwriting discounts, concessions, or commissions from the sellers or purchasers of the shares. Any compensation may exceed customary commissions. The selling stockholders and the brokers and dealers that they utilize may be deemed to be "underwriters" within the meaning of the securities laws, and any commissions received and any profits realized by them on the sale of shares may be considered to be underwriting compensation.

     The shares of Class A Common Stock are listed on the New York Stock Exchange under the symbol "SQAA". On July 1, 1999, the last reported sale price of the Class A Common Stock as reported on the New York Stock Exchange was $67.88 per share.

     Our principal executive offices are located at 200 Park Avenue, New York, New York 10166 (telephone (212) 986-5500).

                             ----------------------

This investment involves risks. See the Risk Factors section beginning on page
3.

                             ----------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                             ----------------------

This prospectus is dated July 2, 1999.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by us with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates of filing and shall be deemed to be a part hereof:

     1. Our Annual Report on Form 10-K (File No. 1-804) for the year ended December 31, 1998 (the "1998 Form 10-K").

     2. Our Quarterly Report on Form 10-Q (File No. 1-804) for the quarter ended March 31, 1999.

     3. Our Proxy Statement on Schedule 14A (File No. 1-804) filed April 8,
1999.

     4. Supplement to our Proxy Statement (File No. 1-804) filed April 22, 1999.

     5. The description of our Class A Common Stock contained in our Form 8-A (File No. 1-804) dated December 3, 1986.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") subsequent to the date of this prospectus and before the termination of the offering shall be deemed to be incorporated by reference and a part of this prospectus from the date such documents are filed.

     For purposes of this prospectus, any statement in a document incorporated or deemed incorporated by reference is modified or superseded to the extent that a statement in this prospectus, or in any subsequently filed document which is or is deemed to be incorporated by reference, modifies or supersedes it. Any statement so modified or superseded is not, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of any such person, a copy of any or all documents referred to above which have been or may be incorporated by reference in this prospectus (not including exhibits to such incorporated information that are not specifically incorporated by reference into such information). Requests for such copies should be directed to us at the following address: Sequa Corporation, 200 Park Avenue, New York, New York 10166, Attention: Treasurer (212) 986-5500.

                                  RISK FACTORS

     Before you invest in the Class A Common Stock, you should consider carefully the following factors, in addition to the other information contained in this prospectus.

Leverage

     We now have a significant amount of indebtedness. The chart below indicates important financial statistics as of March 31, 1999:

         Total consolidated indebtedness.............         $503.3 million

         Total shareholders' equity..................         $656.0 million

         Debt to equity ratio........................         1.77x

Our level of indebtedness could have important consequences to you. For example, it could adversely affect our ability to:

     o    generate sufficient cash to service our other obligations; and

     o    obtain additional financing in the future.

In the event that cash on hand or available through existing credit arrangements is not sufficient to fund our expenditures and debt service obligations, we may need to raise additional funds by:

     o    selling equity securities;

     o    refinancing all or a part of our indebtedness; or

     o    selling some of our assets.

We cannot assure you that any of these alternate sources of funds would be available in amounts sufficient for us to meet our obligations. Moreover, even if we could meet our obligations, our leveraged capital structure could limit our ability to:

     o    finance capital expenditures;

     o    compete effectively;

     o    expand our business; or

     o    operate successfully under adverse economic conditions.

Additional Borrowing Available

The agreements governing our indebtedness will permit us and our subsidiaries to incur additional indebtedness, including secured indebtedness under certain circumstances. If new indebtedness is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

Certain Restrictions

     Certain agreements governing our indebtedness impose restrictions on our operations and activities. In addition, some agreements require us to comply with certain financial covenants, including the maintenance of certain financial ratios. If we fail to comply with any of such restrictions or covenants, an event of default may arise under the applicable instrument. Such an event of default could permit acceleration of the indebtedness under the applicable instrument. Moreover, this could result in acceleration of indebtedness under other instruments which contain cross-acceleration or cross-default provisions.

Holding Company Structure

     We are both an operating and a holding company. Certain of our more significant operations are conducted through our subsidiaries. Our ability to meet our obligations will largely depend upon distributions and/or borrowings from our subsidiaries. The ability of our subsidiaries to pay dividends and make other loans and advances to us depends upon any statutory or contractual restrictions, which may include requirements to maintain minimum levels of working capital and other assets.

Competition

     We encounter substantial competition in each of our product areas. We believe that the principal competitive factors in each of our segments are product quality and conformity to customer specifications, design and engineering capabilities, product development, timeliness of delivery and price. Our competitors may develop products that are superior to our products or may adapt more quickly than we do to new technologies or evolving customer requirements. In addition, certain of our competitors have greater financial and other resources than we possess. If we are unable to respond successfully to changing competitive conditions, the demand for our products could be adversely affected.

Industry and Customer Concentration

     Chromalloy Gas Turbine is the largest of our operating units and its sales represented, in the aggregate, approximately 43% of our total revenue in 1998. Moreover, approximately 80% of Gas Turbine's sales are to the commercial aviation sector, including sales to original equipment manufacturers (OEMs) and after-market sales. Sales to these customers are affected by their specific business requirements and by conditions in the airline industry generally. If we lose one or more customers in the commercial aviation sector, or if there is a significant reduction in sales to them, our financial condition and results of operations may be materially adversely affected. We cannot assure you that we will be able to retain these customers or that we will continue to sell to them in the future at current levels. In addition, the airline industry as a whole may be affected by regulatory changes and/or economic downturns. We cannot predict when, or if, such events will occur or what impact, if any, they would have on our operations, earnings and revenues or on the operations of our customers.

Environmental Matters

     We are subject to federal, state and local environmental laws and regulations. Such laws relate to, among other things, the discharge of contaminants into water and air and onto land and the disposal of waste.

     We have incurred, and expect to continue to incur, costs arising from compliance with environmental laws and remedial obligations. We believe that the ultimate resolution of known environmental matters, net of liabilities already accrued on our balance sheet, will not have a material adverse effect on our results of operations or financial condition. However, we cannot predict the potential existence of currently unknown environmental issues. Moreover, we cannot predict future changes to environmental laws and regulations or interpretations or enforcement thereof. We cannot assure you that compliance with environmental laws or remedial obligations thereunder will not have a material adverse effect on our results of operations or financial condition in the future.

Significant Stockholder

     Norman E. Alexander, our Chairman of the Board of Directors and Chief Executive Officer, beneficially owns an aggregate of approximately 38% of all classes of our stock. Moreover, he controls approximately 53% of the voting power thereof. Mr. Alexander effectively can direct our policies and the election of directors. In addition, Mr. Alexander can effectively influence any merger or sale of all or substantially all of our assets or the initiation of a "going private" transaction. Mr. Alexander also could effectively prevent or cause a "change of control" of our company. The interests of Mr. Alexander may be different than those of the other holders of our common stock.

Shares Eligible for Future Sale

     Sales of substantial amounts of common stock in the public market could adversely affect prevailing market prices. As of April 30, 1999, there were an aggregate of 7,026,402 shares of Class A common stock and 3,329,780 shares of Class B common stock outstanding, 6,127,333 shares of which were freely transferable without restriction under the securities laws (except for 4,227,249 shares held by persons who may be considered our "affiliates" as that term is defined under the securities laws). As of March 31, 1999, there were an aggregate of 412,815 shares of $5.00 Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Preferred Stock") outstanding. Each share of Preferred Stock is convertible at any time into 1.322 shares of Class A common stock, subject to certain adjustments. The Company also has outstanding 1,600 restricted shares of Class A common stock, as that term is defined under Rule 144 under the securities laws, that are eligible for sale in the public market, subject to compliance with the holding period, volume limitations, and other requirements of Rule 144. Each share of Class B common stock is convertible at any time into one share of Class A common stock.

     The Company has registered up to 522,367 shares of Class A common stock for issuance pursuant to the Company's stock option plans. As of March 31, 1999, options to purchase approximately 453,367 shares were outstanding. The Company also has the authority to issue additional shares of Class A and Class B common stock and shares of one or more series of preferred stock. The issuance of such shares could dilute earnings per share, and the sale of such shares could depress the market price of the Company's Class A and Class B common stock.

Impact of Year 2000 Issue

     The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of our computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. If we and/or third parties on which we rely do not successfully update our programs to avoid this issue, we could experience system failures or miscalculations. As a result we could experience disruptions in our ability to engage in normal business activities. The possible consequences could include, among other things:

     o  temporary plant closings                          o  delays in the delivery of finished products

     o  delays in the receipt of key purchased            o  invoice and collection errors
        materials and services

     o  customer and vendor relations problems

     The occurrence of any or all of these consequences could have a material adverse impact on our results of operations, financial condition and cash flows.

                                   OUR COMPANY

     We are a diversified industrial company that produces a broad range of products through units in five business segments: Aerospace, Propulsion, Metal Coating, Specialty Chemicals and Other Products. We maintain leading market positions a majority of our markets and believe we have achieved significant technological advantages with respect to many of our products and services. We also have achieved a significant degree of geographic diversity and in 1998 derived 47% of our revenue from outside the United States. We seek to improve profitability and expand our market positions by developing new products and services and through strategic acquisitions and divestitures.

Our Business Segments

Aerospace. Our Aerospace segment consists solely of our largest operating unit, Chromalloy Gas Turbine. Gas Turbine repairs and manufactures components for jet aircraft engines. A major independent supplier in the repair market, Gas Turbine provides domestic and international airlines with technologically advanced repairs and coatings for turbine airfoils and other critical engine components. The unit also supplies components to the manufacturers of jet engines and serves both the general aviation and military markets. Gas Turbine's largest customers include GE Engine Services, Northwest Airlines, Rolls Royce, the U.S. Air Force and Pratt & Whitney.

Propulsion. Our Propulsion segment consists solely of ARC Propulsion. ARC Propulsion is a leading developer and manufacturer of advanced rocket propulsion systems, gas generators and auxiliary rocket motors, and engages in research and development relating to new rocket propellants and advanced engineered materials. For the military contract market, ARC Propulsion produces propulsion systems primarily for tactical weapons. ARC Propulsion currently provides propulsion systems for several high profile projects, including the Army Extended Range Multiple Launch Rocket System, Extended Range Army Tactical Rocket System, Javelin, Stinger, Tomahawk, Standard Missile, Sidewinder, and Trident. For space applications, ARC Propulsion produces small liquid fuel rocket engines designed to provide attitude and orbit control for a number of satellite systems worldwide.

ARC Propulsion has grown primarily through the introduction of products for the automotive market commercial markets using technologies that were originally developed for military applications. ARC Propulsion pioneered the development of hybrid inflators for automotive airbags and has produced energetic materials for airbag deployment. In early 1998, ARC Propulsion moved to further its role in the automotive market through the purchase of the remaining 50% share of an existing 50% owned joint venture that produces airbag inflators for a cash purchase price of approximately $22.7 million and the assumption of $25.0 million of debt. As a result of this transaction, ARC Propulsion now supplies the entire airbag inflator module to its customers. ARC Propulsion's products in this market are sold primarily to Breed Technologies Inc. ("Breed"), which in turn sells them for use in vehicles manufactured by several leading automotive companies, including Daimler Chrysler, Opel, and Fiat.

Metal Coating. Our Metal Coating segment consists solely of Precoat Metals. Precoat is a leader in the application of protective and decorative coatings to continuous steel and aluminum coil. Precoat's principal market is the building products industry, where coated steel is used for the construction of pre-engineered building systems, and as components in the industrial, commercial, agricultural and residential sectors. Precoat also serves the container industry, where the unit has established a position in the application of coatings to steel and aluminum stock used to fabricate metal cans and can lids. In addition, the unit has established a presence in other product markets, including heating, ventilating and air conditioning units, truck trailer panels and office equipment. Precoat's customers are a diverse group, including building products manufacturers and other companies that utilize coated metal in the manufacture of products such as metal casings and truck panels. These customers generally direct the purchase of our metal coating services through their principal steel suppliers such as National Steel Corporation and Bethlehem Corporation. Precoat Metals also sells pre-coated aluminum directly to Aluminum Corporation America.

Specialty Chemicals. Our Specialty Chemicals segment, consists solely of Warwick International. Warwick International is a leading producer and supplier of TAED, a bleach activator for powdered laundry and dishwasher detergent products. TAED is primarily used in oxygen-based bleaching systems to increase the cleaning power of detergent at low wash temperatures. These bleaching systems are used primarily in international markets, principally in Europe. The unit continues to expand its network of European chemical distributors that supply specialty products for use in plastics, resins, paints and cosmetics. In addition, the unit is developing TAED products for large industrial markets, such as textile bleaching and pulp and paper processing. Warwick International's largest customers include Procter & Gamble, Unilever and Henkel.

Other Products. This segment consists of four ongoing businesses: MEGTEC Systems, Sequa Can Machinery, Casco and the Men's Apparel unit.

o MEGTEC Systems. MEGTEC Systems was formed in 1997 following the acquisition of TEC Systems, a producer of air flotation dryers for paper and printing uses and emission control systems for industrial applications, and its integration with our existing MEG operation, a supplier of equipment for the web offset printing industry, including pasters and splicers, web guides, infeeds, chill stands and related equipment for high-speed web presses. This unit's largest customers include MAN Roland, KBA, Quad, 3M and Goss. By combining MEG with TEC Systems, we have achieved significant cost savings and operational improvements.

o Sequa Can Machinery. Sequa Can Machinery designs and manufactures equipment for the two-piece can industry, including high-speed equipment to coat and decorate, and to form the cup and body of, two-piece cans. Sequa Can Machinery also supplies upgrade kits and spare parts and maintains an extensive support service program. The unit's product development team continually seeks to improve the technology of its products to achieve higher speeds without compromising quality. The unit's largest customers include American National Can, Ball Corporation and Crown, Cork & Seal.

o Casco Products. Casco is the world's leading supplier of automotive cigarette lighters and power outlets. Casco also offers a growing line of automotive accessories, led by a series of electronic devices to monitor automotive fluid levels. These products are presently used as gauges for engine oil and engine coolant and may also be used to monitor brake, transmission and power steering fluids. The unit's largest customers include General Motors, Ford Motor Company, DaimlerChrysler and Fiat.

o Men's Apparel. The Men's Apparel unit is the largest domestic designer and manufacturer of men's formalwear, with products marketed under the After Six(R), Oscar de la Renta(R) and Raffinati(R) labels, all three of which are registered trademarks.

Available Information

     We are subject to the informational requirements of the 1934 Act, and in accordance therewith we file reports and other information with the Commission. Reports, proxy and information statements, and other information filed by us, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its Regional Offices at Seven World Trade Center, 13th Floor, New York, N.Y. 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and by accessing the Commission's Web site, http://www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the Commission at (800) SEC-0330. Certain of our securities are listed on the New York Stock Exchange (the "NYSE"), and reports, proxy statements and other information concerning us can be inspected at the offices of such Exchange, 20 Broad Street, New York, N.Y. 10005.

                              SELLING STOCKHOLDERS

     Set forth below for each of the selling stockholders is the number of shares of Class A Common Stock that may be sold by such selling stockholders hereunder. All selling stockholders are current employees, officers or directors of the Company and all such shares were acquired pursuant to the Plan. Selling stockholders may in the future receive additional shares of Class A Common Stock under our stock option plans and may sell such shares.

                          Position with          Number of        Number of          Number of Shares
                          Company                Shares Owned     Restricted         owned after
                                                                  Shares to be       Offering (1)
                                                                  Offered by
Name of Owner                                                     Selling
                                                                  Stockholders
------------------------- ---------------------- ---------------- ------------------ ------------------

Norman E. Alexander       Chairman of the         2,164,146       15,000                2,179,146
                          Board, Chief
                          Executive Officer,
                          Director and member
                          of the Executive
                          Committee

Stuart Z. Krinsly         Senior Executive           62,353       12,000                   74,353
                          Vice President -
                          General Counsel,
                          Director and member
                          of the Executive
                          Committee

John J. Quicke            President, Chief           20,000       12,000                   32,000
                          Operating Officer,
                          Director and member
                          of the Executive
                          Committee

Martin Weinstein          Senior Vice                21,979       12,000                   33,979
                          President -
                          Chromalloy Gas
                          Turbine Operations


----------

1  Assumes the sale of all shares of Class A common stock eligible to be sold.

                              PLAN OF DISTRIBUTION

     The selling stockholders may sell registered shares of Class A Common Stock in any of the following ways:

     --   through dealers;

     --   through agents; or

     --   directly to one or more purchasers.

     The distribution of the shares of Class A Common Stock may be effected from time to time in one or more transactions (which may involve crosses or block transactions)

     -- on the New York Stock Exchange in transactions pursuant to and in accordance with the rules of such exchanges,

     --   in the over-the-counter market, or

     -- in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions.

     Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or commissions from purchasers of shares of Class A Common Stock for whom they may act as agent. The selling stockholders and any broker-dealers or agents that participate in the distribution of shares of Class A Common Stock by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act. Affiliates of one or more selling stockholders may act as principal or agent in connection with the offer or sale of shares of Class A Common Stock by the selling stockholders.


                                  LEGAL MATTERS

     Certain legal matters with respect to the validity of the issuance of the shares of Class A Common Stock offered hereby will be passed upon for us by Cahill Gordon & Reindel, a partnership including a professional corporation, New York, New York.

                                     EXPERTS

     Our financial statements incorporated by reference in this prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.



=======================================================            ================================================

No person is authorized to give any information or to
make any representations other than those contained
in this prospectus, and, if given or made, such
information or representations must not be relied upon
as having been  authorized.  This  prospectus  does not                           Sequa Corporation
constitute  an  offer to sell or a  solicitation  of an
offer to buy such  securities  in any  circumstance  in
which such offer or solicitation  is unlawful.  Neither
the  delivery  of this  prospectus  nor any  sale  made
hereunder shall,  under any  circumstances,  create any
implication  that  there  has  been  no  change  in our
affairs  since the date hereof or that the  information
contained  or  incorporated  by  reference   herein  is
correct as of any time  subsequent  to the date of this
prospectus .
                                                                                      ----------

                                                                                      PROSPECTUS
                 --------------------                                                 ----------




                   TABLE OF CONTENTS
                                                   Page
Incorporation of Certain Documents
  by Reference..............................      2
Risk Factors................................      3                                 500,000 Shares
Our Company.................................      6                              Class A Common Stock
Selling Stockholders........................      9                                 (no par value)
Plan of Distribution........................     10
Legal Matters...............................     10
Experts.....................................     11


                                                                                     July 2, 1999

=======================================================            ================================================

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference and made a part hereof:

     1. Our Annual Report on Form 10-K (File No. 1-804) for the year ended December 31, 1998 (the "1998 Form 10-K").

     2. Our Quarterly Report on Form 10-Q (File No. 1-804) for the quarter ended March 31, 1999.

     3. Our Proxy Statement on Schedule 14A (File No. 1-804) filed April 8,
1999.

     4. Supplement to our Proxy Statement (File No. 1-804) filed April 22, 1999.

     5. The description of our Class A Common Stock contained in our Form 8-A (File No. 1-804) dated December 3, 1986.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation contains provision permitted by Section 102(b)(7) of the DGCL.

     Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjusted to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

     The Company's Restated Certificate of Incorporation and By-laws provide for the indemnification of directors and officers of the Company to the fullest extent permitted by the DGCL.

     The Company provides liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     The shares being re-offered or re-sold pursuant to this Registration Statement were issued by the Company pursuant to the Plan. The issuances were deemed to be exempt from registration under the Securities Act pursuant to
Section 4(2) thereof, as transactions that did not involve any public offering, or were deemed not to require registration under the Securities Act of 1933, as amended, since such issuances did not involve the sale of such securities. All recipients had adequate access, through their relationship with the Company, to information about the Company.

ITEM 8.  EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Exhibit Index on Page E-1 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Sequa Corporation, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of New York, New York on the 2nd day of July, 1999.

                                    SEQUA CORPORATION
                                       (Registrant)



                                    By:  /s/ Norman E. Alexander
                                         ------------------------------------
                                         Norman E. Alexander
                                         Chairman of the Board and Chief
                                           Executive Officer

     Each person whose signature appears below appoints Norman E. Alexander, John J. Quicke and Stuart Z. Krinsly, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                      Title                                             Date

                                               Chairman of the Board and Chief
/s/ Norman E. Alexander                        Executive Officer                                 July 2, 1999
-----------------------------------------      (Principal Executive Officer)
Norman E. Alexander

                                               President, Chief Operating
/s/ John J. Quicke                             Officer and Director                              July 2, 1999
-----------------------------------------
John J. Quicke

                                               Senior Executive Vice
/s/ Stuart Z. Krinsly                          President, General Counsel and                    July 2, 1999
-----------------------------------------      Director
Stuart Z. Krinsly

                                               Vice President and Controller
                                               (Acting Principal Financial                       July 2, 1999
/s/ William P. Ksiazek                         Officer and Principal
-----------------------------------------      Accounting Officer)
William P. Ksiazek

/s/ Leon D. Black                              Director                                          July 2, 1999
-----------------------------------------
Leon D. Black

                                      II-4

/s/ Alvin Dworman                              Director                                          July 2, 1999
-----------------------------------------
Alvin Dworman


/s/ David S. Gottesman                         Director                                          July 2, 1999
-----------------------------------------
David S. Gottesman


/s/ Donald D. Kummerfeld                       Director                                          July 2, 1999
-----------------------------------------
Donald D. Kummerfeld


/s/ Richard S. Lefrak                          Director                                          July 2, 1999
-----------------------------------------
Richard S. LeFrak


/s/ Michael I. Sovern                          Director                                          July 2, 1999
-----------------------------------------
Michael I. Sovern


/s/ Fred R. Sullivan                           Director                                          July 2, 1999
-----------------------------------------
Fred R. Sullivan



                                INDEX TO EXHIBITS




Exhibit
Number                           Exhibit

3(i)(a) -- Restated Certificate of Incorporation and two Certificates of
     Amendment of the Restated Certificate of Incorporation (incorporated by reference to Exhibit 4(a) of Registration Statement No. 33-12420 on Form S-8 filed on March 6, 1987).

3(i)(b) -- Certificate of Amendment of Certificate of Incorporation, dated May
     7, 1987 (incorporated by reference to Exhibit 3(b) of the Annual Report on Form 10-K, File No. 1-804, for the year ended December 31, 1988, filed on March 28, 1989).

3(i)(c) -- Certificate of Amendment of Certificate of Incorporation, dated June
     4, 1999.

3(ii) -- Restated and amended (as of August 26, 1993) by-laws (incorporated by reference to Exhibit 3.3 of Registration Statement No. 33-50843 on Form S-1, filed on October 29, 1993).

5    -- Opinion of Cahill Gordon & Reindel

23(a) -- Consent of Cahill Gordon & Reindel (contained in Exhibit 5)

23(b) -- Consent of Arthur Andersen LLP

24 -- Power of Attorney (set forth on the signature page of this Registration Statement)



                                      E-1